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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.

             (Exact name of registrant as specified in its charter)

                     Delaware                          13-2740599
                  --------------                      ------------
     (State of incorporation or organization)        (I.R.S. Employer
                                                    Identification No.)
             4 World Financial Center

                New York, New York                        10080
       ------------------------------------              --------
     (Address of principal executive offices)           (Zip Code)


If this form relates to the registration of a registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective to General Instruction A.(c), please check the following box. |X|

If this form relates to the registration of a registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective to General Instruction A.(d), please check the following box. |_|


Securities Act registration statement file number to which this form relates:
333-83374

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which each
to be so registered                          class is to be registered

1% Convertible Securities Exchangeable       American Stock Exchange
into McDonald's Corporation common stock due May , 2009

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)






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Item 1. Description of Registrant's Securities to be Registered.


         The description of the general terms and provisions of the 1% Convertible Securities Exchangeable into McDonald's Corporation common stock due May , 2009 (the "Notes") to be issued by Merrill Lynch & Co., Inc. set forth in the Preliminary Prospectus Supplement dated May 15, 2002, and the Prospectus dated April 1, 2002, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-83374 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

          99 (A) Preliminary Prospectus Supplement dated May 15, 2002, and Prospectus dated April 1, 2002 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

          99 (B)   Form of Note.

          99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.
























* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              MERRILL LYNCH & CO., INC.



                                              By: /s/ Judith A. Witterschein
                                                 -------------------------------
                                                      Judith A. Witterschein
                                                            Secretary

Date: May 21, 2002



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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549









                            MERRILL LYNCH & CO., INC.







                                    EXHIBITS
                                       TO
                           FORM 8-A DATED MAY 21, 2002








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                                INDEX TO EXHIBITS

Exhibit No.
----------

99 (A)    Preliminary Prospectus Supplement dated
          May 15, 2002, and Prospectus dated
          April 1, 2002 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)    Form of Note.

99 (C)    Copy of Indenture between Merrill Lynch & Co.,
          Inc. and JPMorgan Chase Bank, formerly
          Chemical Bank (successor by merger to
          Manufacturers Hanover Trust Company),
          dated as of April 1, 1983, as amended and restated.*































* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.